UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2014

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	001-36308	61-1511150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 6, 2014, Talmer Bancorp, Inc., holding company for Talmer Bank and Trust and Talmer West Bank, issued a press release announcing its financial results for the quarter ended June 30, 2014.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01  Other Events.

On August 6, 2014, Talmer Bancorp, Inc. announced the signing of a definitive agreement to acquire First of Huron Corporation, the holding company for Signature Bank headquartered in Bad Axe, Michigan, for aggregate cash consideration of $13.4 million.  Signature Bank had total assets of $228.0 million as of June 30, 2014, including $172.3 million of net total loans.  The boards of Talmer Bancorp, Inc. and First of Huron Corporation unanimously approved the transaction which is subject to regulatory approval and customary closing conditions, including the approval by the shareholders of First of Huron Corporation.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on August 6, 2014, the Board of Directors of Talmer Bancorp, Inc. declared a quarterly dividend of $.01 per Class A common share to be paid on August 29, 2014 to shareholders of record of our Class A common stock as of August 18, 2014.

Item 9.01  Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Description

99.1	Earnings press release dated August 6, 2014

99.2	Press release dated August 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: August 6, 2014	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer